EXHIBIT 99.1

CytRx Corporation Announces Outcome of Nasdaq Hearing

Listing Extension Granted Pending Results of Stockholder Vote

Special Meeting of Stockholders Scheduled for October 17, 2017 to be Adjourned

CytRx Board of Directors Urges Stockholders to Vote "FOR" Critically Important Reverse Stock Split Proposal

LOS ANGELES, October 16, 2017 -- CytRx Corporation (NASDAQ: CYTR), a biopharmaceutical research and development company specializing in oncology, today announced that Nasdaq has granted the Company's request for a continued listing pending the results of  a stockholder vote on or before October 30, 2017.  CytRx participated in a hearing before a Nasdaq Hearings Panel (the "Panel") on October 12, 2017, and received a favorable written decision from the Panel on October 16, 2017, for the continued listing consistent with the Company's request.
The Panel granted the Company's request for continued listing subject to the following relevant terms:
1.	On or before October 30, 2017, the Company shall inform the Panel that is has received stockholder approval to implement a reverse stock split in a ratio of 1 for 6 shares.
2.	On or before November 15, 2017, the Company must evidence a closing bid price of $1.00 or more for a minimum of ten prior consecutive trading days.
The Company intends to adjourn, without conducting any business, the scheduled Special Meeting of Stockholders planned for October 17, 2017.  The Special Meeting will be rescheduled for 10 a.m. Pacific Time October 27, 2017, at the same location, at which the Company will seek stockholder approval to implement a 1-for-6 reverse stock split of the Company's common, preferred and authorized shares, along with all outstanding options and warrants.  If approved, the Company plans to implement the reverse stock split shortly after the October 27, 2017, Special Meeting in order to demonstrate a closing bid price of at least $1.00 per share soon after the Special Meeting.  In order to demonstrate compliance with Nasdaq's $1.00 bid price standard, the Company must demonstrate a closing bid price of at least $1.00 per share for a minimum of ten consecutive trading days following the reverse stock split.  According to the terms of the panel's decision, this must occur by no later than November 15, 2017.
For the reverse stock split to be approved, a majority of the outstanding common shares must vote in favor of the proposal.  Also as previously disclosed, both major independent proxy advisory services, Institutional Shareholder Services Inc. and Glass Lewis & Co., have recommended that stockholders vote in favor of, or "FOR," the proposal.
As previously disclosed, and as stated in the Panel's October 12, 2017 decision, if the proposal does not pass and the stock does not rise to at least $1.00 per share for ten consecutive days within the period granted by the Panel, the Company will be unable to satisfy the terms of the Panel's decision, which will result in Nasdaq suspending and then delisting CytRx's common shares shortly thereafter. In that event, CytRx will then seek to commence trading on the OTC Bulletin Board.

"As we have previously stated, a delisting would adversely impact the liquidity and marketability of our common stock and significantly limit our strategic opportunities in the future," said Dr. Louis Ignarro, Nobel Laureate and Lead Director of CytRx.  "We appreciate the patience and support of our long-term shareholders and believe CytRx is on the precipice of building significant and sustainable long-term value.  We believe a delisting would put at risk the progress we have made.  CytRx shareholders that have voted against the reverse split are strongly urged to reconsider their vote."
"We firmly believe that maintaining CytRx's listing on the Nasdaq Capital Market is in the best interest of our stockholders," said Steven A. Kriegsman, CytRx's Chairman and Chief Executive Officer.  "We thank the Nasdaq Hearings Panel for granting us additional time to allow our stockholders to vote on the current proposal, which we believe will allow us to remain listed on Nasdaq."
How to Vote
If you are a stockholder of record at the close of business on August 28, 2017, you can vote your shares in one of two ways: either by proxy or in person at the special meeting. If you chose to submit a proxy, you may do so by telephone, via the internet or by mail. If you hold shares of CytRx common stock in multiple accounts, you should vote your shares as described in each set of proxy materials you receive. CytRx highly recommends stockholders vote electronically or by phone without delay. Please have your proxy card with you while voting.
You may transmit your proxy voting instructions via the Internet by accessing www.proxyvote.com and following the instructions. You may also transmit your proxy voting instructions by calling the telephone number specified on the proxy card. If you chose to vote via the Internet or phone, you do not have to return the proxy card.
For stockholders who still need assistance voting their shares, or have questions regarding the special meeting, please contact CytRx's proxy solicitation firm, Saratoga Proxy Consulting, either by telephone: (888) 368-0379 or (212) 257-1311 or by email: info@saratogaproxy.com.
This press release is not a proxy statement or solicitation of a proxy, consent or authorization with respect to any securities or in respect of the proposed reverse stock split. STOCKHOLDERS ARE URGED TO READ CAREFULLY AND IN ITS ENTIRETY THE DEFINITIVE PROXY STATEMENT AND ANY AMENDMENTS FILED WITH THE SEC, AND OTHER RELEVANT MATERIALS, BECAUSE THEY DO AND WILL CONTAIN IMPORTANT INFORMATION ABOUT THE COMPANY AND THE PROPOSED REVERSE STOCK SPLIT. The definitive proxy statement was mailed to stockholders of record as of August 28, 2017. The amended definitive proxy statement was mailed to stockholders on or about September 13, 2017. Stockholders may obtain free copies of the Company's definitive proxy statement, any amendments to the proxy statement and its other SEC filings electronically by accessing the SEC's home page at http://www.sec.gov. Copies can also be obtained, free of charge, upon written request to CytRx Corporation, Attn: Corporate Secretary, 11726 San Vicente Blvd., Suite 650, Los Angeles, CA 90049.

Participation in Solicitation
This press release may constitute soliciting material under SEC Rule 14a-12, and CytRx and its directors, executive officers, and advisors may be deemed to be participants in the solicitation of proxies from the holders of CytRx common stock in respect of the proposed reverse stock split.  Investors may obtain additional information regarding the interest of those participants by reading the Company's definitive proxy statement, any amendments to the definitive proxy statement and other relevant proxy materials, and the Company's annual reports on Form 10-K and quarterly reports on Form 10-Q, as filed with the SEC.

About CytRx Corporation

CytRx Corporation is a biopharmaceutical company specializing in research and clinical development of novel anti-cancer drug candidates that employ linker technologies to enhance the accumulation and release of drug at the tumor. Aldoxorubicin, CytRx's most advanced drug conjugate, is an improved version of the widely used chemotherapeutic agent doxorubicin and has been out-licensed to NantCell, Inc.  CytRx is also rapidly expanding its pipeline of ultra-high potency oncology candidates at its laboratory facilities in Freiburg, Germany, through its LADR™ (Linker Activated Drug Release) technology platform, a discovery engine designed to leverage CytRx's expertise in albumin biology and linker technology for the development of a new class of potential breakthrough anti-cancer therapies.

Forward-Looking Statements

This press release contains forward-looking statements. Such statements involve risks and uncertainties that could cause actual events or results to differ materially from the events or results described in the forward-looking statements, including risks and uncertainties relating to plans for regaining compliance with the Nasdaq rules and higher share price of our common stock; the ability of NantCell, Inc., to obtain regulatory approval for its products that use aldoxorubicin; the ability of NantCell, Inc., to manufacture and commercialize products or therapies that use aldoxorubicin; the amount, if any, of future milestone and royalty payments that we may receive from NantCell, Inc.; our ability to develop new ultra-high potency drug candidates based on our LADRTM technology platform; and other risks and uncertainties described in the most recent annual and quarterly reports filed by CytRx with the Securities and Exchange Commission and current reports filed since the date of CytRx's most recent annual report. All forward-looking statements are based upon information available to CytRx on the date the statements are first published. CytRx undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Investor Relations Contact:
Argot Partners
Michelle Carroll
(212) 600-1902
michelle@argotpartners.com